Exhibit 99.1
For Immediate Release
ITC HOLDINGS REPORTS INCREASED SECOND
QUARTER AND YEAR-TO-DATE 2011 RESULTS; RAISES
2011 EARNINGS PER SHARE AND CAPITAL GUIDANCE
     NOVI, Mich., July 27, 2011
     Highlights
w Net income for the second quarter of $43.0 million, or $0.83 per diluted common share

w Net income for the six months ended June 30, 2011 of $85.0 million, or $1.64 per diluted common share

w Capital investments of $271.6 million for the six months ended June 30, 2011

w 2011 earnings per share guidance increased to $3.25 to $3.35 per share and capital expenditure guidance increased to $600 to $645 million

	Three months ended
	June 30,		June 30,
(in thousands, except per share data)	2011	2010	2011	2010
OPERATING REVENUES	$185,098	$168,468	$364,484	$329,756

NET INCOME	$42,996	$36,301	$84,998	$70,505

DILUTED EPS	$0.83	$0.71	$1.64	$1.38
ITC Holdings Corp. (NYSE: ITC) today announced its second quarter and year-to-date results for the period ended June 30, 2011. Net income for the quarter was $43.0 million, or $0.83 per diluted common share, compared to $36.3 million, or $0.71 per diluted common share for the second quarter of 2010. Net income for the six months ended June 30, 2011 was $85.0 million, or $1.64 per diluted common share, compared to $70.5 million, or $1.38 per diluted common share for the same period last year.
For the six months ended June 30, 2011, ITC invested $271.6 million in capital projects at its operating companies, including $36.5 million, $66.0 million, $133.8 million and $35.3 million at ITCTransmission, METC, ITC Midwest and ITC Great Plains, respectively.
“ITC has continued to enjoy strong operational and financial performance during the first half of 2011, largely due to our relentless focus on execution,” said Joseph L. Welch, chairman, president and CEO of ITC. “In addition, while we have been sustaining our track record of delivering on our near-term commitments, critical transmission policy reforms we have been advocating in the areas of planning and cost allocation have materialized with the issuance of FERC Order 1000. The reforms outlined in this order should serve to facilitate the development of more regional transmission infrastructure to support a 21st century transmission grid that is reliable, adaptable and capable of meeting our nation’s long-term energy needs.”

Reported net income for the second quarter of 2011 increased $6.7 million, or $0.12 per diluted common share, compared to the same period in 2010. For the six months ended June 30, 2011, net income increased $14.5 million, or $0.26 per diluted common share, compared to the same period last year. Key drivers that contributed to these results include:
•	Higher rate base and AFUDC at our operating companies resulting from our capital investments for the quarter and the year-to-date period,

•	A lower effective tax rate for the quarter and year-to-date period, and

•	An increase in net income $1.3 million for the year-to-date period associated with the recognition of a regulatory asset for development and pre-construction activities for the Kansas V-Plan project.
EPS and Capital Expenditure Guidance
For 2011, ITC is raising its full year earnings per share guidance to a range of $3.25 to $3.35, from the previous range of $3.20 to $3.30 per share. Capital investment guidance for 2011 is also increasing to a range of $600 to $645 million, from the prior range of $560 to $640 million. The updated guidance range includes $70 to $80 million, $155 to $165 million, $255 to $270 million and $120 to $130 million for ITCTransmission, METC, ITC Midwest and ITC Great Plains, respectively.
Second Quarter 2011 Financial Results Detail
ITC’s operating revenues for the second quarter increased to $185.1 million from $168.5 million for the same period last year. This increase was primarily due to higher network revenues attributable to higher rate base at all of our regulated operating subsidiaries. In addition, the increase resulted from higher regional cost sharing revenues in 2011, primarily due to additional capital projects that have been identified by the Midwest Independent Transmission System Operator, Inc. (MISO) as eligible for regional cost sharing.
Operation and maintenance (O&M) expenses of $28.8 million during the second quarter of 2011 were largely consistent when compared to the same period in 2010.
General and administrative (G&A) expenses of $19.3 million were $1.9 million higher compared to the same period in 2010. This increase was primarily due to higher general business expenses, largely consisting of increased information technology support, and higher professional services.
Depreciation and amortization expenses of $23.4 million increased by $0.8 million during the second quarter of 2011 compared to the same period in 2010. This increase was primarily due to a higher depreciable base resulting from property, plant and equipment additions.
Taxes other than income taxes of $13.6 million were $1.9 million higher for the second quarter of 2011 compared to the same period in 2010. This increase was primarily due to the impact of 2010 capital additions at our regulated operating subsidiaries, which are included in the tax base for purposes of calculating 2011 personal property taxes.
Interest expense of $36.5 million increased by $1.2 million for the second quarter of 2011 compared to the same period in 2010, primarily due to higher borrowing levels to finance capital expenditures.
The effective income tax rate for the second quarter of 2011 was 35.6 percent compared to 36.8 percent the same period last year.
Year-To-Date 2011 Financial Results Detail
ITC’s operating revenues for the six months ended June 30, 2011 increased to $364.5 million from $329.8 million for the same period last year. This increase was primarily due to higher network revenues attributable to higher rate base at all of our regulated operating subsidiaries and higher recoverable expenses primarily due to higher operating expenses. In addition, the increase resulted from higher regional cost sharing revenues in 2011, primarily due to additional capital projects that have been identified by MISO as eligible for regional cost sharing.
O&M expenses of $55.1 million were $2.9 million higher for the six months ended June 30, 2011 compared to the same period in 2010. This increase was a result of higher expenses associated with vehicles and equipment, due in part to higher fuel costs, relay maintenance activities, and operating and training expenses, partially offset by lower material costs.
G&A expenses of $35.9 million were $0.7 million higher compared to the same period in 2010. This increase was primarily due to higher general business expenses, largely consisting of increased information technology support, higher compensation expenses and higher outside services, partially offset by the recognition of the Kansas V-Plan project regulatory asset in the first quarter of 2011.
Depreciation and amortization expenses of $46.4 million increased by $1.8 million during the six months ended June 30, 2011 compared to the same period in 2010. This increase was primarily due to a higher depreciable base resulting from property, plant and equipment additions.
Taxes other than income taxes of $27.2 million were $3.2 million higher compared to the same period in 2010. This increase was due to the impact of 2010 capital additions at our regulated operating subsidiaries, which are included in the tax base for purposes of calculating 2011 personal property taxes.
Interest expense of $72.8 million increased $2.4 million in the first six months of 2011 compared to the same period in 2010, primarily due to higher borrowing levels to finance capital expenditures.
The effective income tax rate for the six months ended June 30, 2011 was 36.3 percent compared to 36.5 percent in 2010.
Second Quarter Conference Call
ITC will conduct a conference call to discuss the second quarter results on Thursday, July 28, 2011 at 11 a.m. Eastern time. Joseph L. Welch, chairman, president and CEO, will provide a business overview, and Cameron M. Bready, executive vice president, treasurer and CFO, will discuss the financial results. Individuals wishing to participate in the conference call can dial toll-free 877-644-1296 (domestic) or 914-495-8555 (international); there is no passcode. A listen-only live webcast of the conference call, including accompanying slides and the earnings release, will be available on the company’s investor information page at http://investor.itc-holdings.com/events.cfm. The conference call replay, available through Tuesday, August 2, 2011, can be accessed by dialing toll-free 855-859-2056 (toll-free) or 404-537-3406 (toll), passcode 83322776. The webcast will also be archived on the ITC website at http://investor.itc-holdings.com/events.cfm.
Other Available Information
More detail about the 2011 second quarter and year-to-date results may be found in ITC’s Form 10-Q filing. Once filed with the Securities and Exchange Commission, an electronic copy of our 10-Q can be found at our website, http://investor.itc-holdings.com. Written copies can also be made available by contacting us either through our website.
About ITC Holdings Corp.
ITC Holdings Corp. (NYSE: ITC) invests in the electricity transmission grid to improve electric reliability, expand access to markets, lower the overall cost of delivered energy and allow new generating resources to interconnect to its transmission systems. The largest independent electricity transmission company in the country, ITC currently operates high-voltage transmission systems and assets in Michigan’s Lower Peninsula and portions of Iowa, Minnesota, Illinois, Missouri and Kansas, serving a combined peak load in excess of 25,000 megawatts through its regulated operating subsidiaries, ITCTransmission, Michigan Electric Transmission Company (METC), ITC Midwest and ITC Great Plains. ITC also focuses on further expansion in areas where significant transmission system improvements are needed through ITC Grid Development and its subsidiaries. For more information, please visit: http://www.itc-holdings.com. (itc-ITC)
Safe Harbor Statement
This press release contains certain statements that describe our management’s beliefs concerning future business conditions, plans and prospects, growth opportunities and the outlook for our business and the electricity transmission industry based upon information currently available. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Wherever possible, we have identified these forward-looking statements by words such as “will,” “may,” “anticipates,” “believes,” “intends,” “estimates,” “expects,” “projects” and similar phrases. These forward-looking statements are based upon assumptions our management believes are reasonable. Such forward looking statements are subject to risks and uncertainties which could cause our actual results, performance and achievements to differ materially from those expressed in, or implied by, these statements, including, among others, the risks and uncertainties disclosed in our annual report on Form 10-K and our quarterly reports on Form 10-Q filed with the Securities and Exchange Commission from time to time.
Because our forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different and any or all of our forward-looking statements may turn out to be wrong. Forward-looking statements speak only as of the date made and can be affected by assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in our discussion in this release and in our annual and quarterly reports will be important in determining future results. Consequently, we cannot assure you that our expectations or forecasts expressed in such forward-looking statements will be achieved. Actual future results may vary materially. Except as required by law, we undertake no obligation to publicly update any of our forward-looking or other statements, whether as a result of new information, future events, or otherwise.
Investor/Analyst contact: Gretchen Holloway, 248-946-3595; gholloway@itctransco.com
Media contact: Robert Doetsch, 248-946-3493; rdoetsch@itctransco.com

ITC HOLDINGS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended		Six months ended
	June 30,		June 30,
(in thousands, except per share data)	2011	2010	2011	2010
OPERATING REVENUES	$185,098	$168,468	$364,484	$329,756

OPERATING EXPENSES

Operation and maintenance	28,837	28,494	55,121	52,223
General and administrative	19,289	17,413	35,869	35,194
Depreciation and amortization	23,352	22,567	46,440	44,682
Taxes other than income taxes	13,556	11,626	27,164	23,934
Other operating (income) and expense — net	(167)	(530)	(316)	(523)

Total operating expenses	84,867	79,570	164,278	155,510

OPERATING INCOME	100,231	88,898	200,206	174,246

OTHER EXPENSES (INCOME)

Interest expense	36,484	35,333	72,754	70,362
Allowance for equity funds used during construction	(4,099)	(3,435)	(7,609)	(6,578)
Other income	(497)	(1,154)	(718)	(1,672)
Other expense	1,594	755	2,269	1,031

Total other expenses (income)	33,482	31,499	66,696	63,143

INCOME BEFORE INCOME TAXES	66,749	57,399	133,510	111,103

INCOME TAX PROVISION	23,753	21,098	48,512	40,598

NET INCOME	$42,996	$36,301	$84,998	$70,505

Basic earnings per common share	$0.84	$0.72	$1.67	$1.40
Diluted earnings per common share	$0.83	$0.71	$1.64	$1.38

Dividends declared per common share	$0.335	$0.320	$0.670	$0.640

ITC HOLDINGS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

	June 30,	December 31,
(in thousands, except share data)	2011	2010
ASSETS
Current assets
Cash and cash equivalents	$81,235	$95,109
Accounts receivable	93,177	80,417
Inventory	39,749	42,286
Deferred income taxes	9,529	—
Regulatory assets — revenue accrual, including accrued interest	16,341	28,637
Other	6,895	5,293

Total current assets	246,926	251,742

Property, plant and equipment (net of accumulated depreciation and amortization of $1,158,062 and $1,129,669, respectively)	3,097,923	2,872,277
Other assets
Goodwill	950,163	950,163
Intangible assets (net of accumulated amortization of $13,726 and $12,176, respectively)	48,435	49,985
Other regulatory assets	148,757	138,152
Deferred financing fees (net of accumulated amortization of $12,845 and $11,750, respectively)	22,096	19,949
Other	30,034	25,605

Total other assets	1,199,485	1,183,854

TOTAL ASSETS	$4,544,334	$4,307,873

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$98,187	$66,953
Accrued payroll	12,141	18,606
Accrued interest	43,029	42,725
Accrued taxes	29,753	19,461
Regulatory liabilities — revenue deferral, including accrued interest	30,543	17,658
Refundable deposits from generators for transmission network upgrades	25,372	10,492
Other	4,102	6,509

Total current liabilities	243,127	182,404

Accrued pension and postretirement liabilities	37,863	35,811
Deferred income taxes	367,803	314,979
Regulatory liabilities — revenue deferral, including accrued interest	36,038	43,202
Regulatory liabilities — accrued asset removal costs	88,601	90,987
Refundable deposits from generators for transmission network upgrades	3,812	14,515
Other	11,169	11,646
Long-term debt	2,565,769	2,496,896
Commitments and contingent liabilities

STOCKHOLDERS’ EQUITY
Common stock, without par value, 100,000,000 shares authorized, 51,291,683 and 50,715,805 shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively	909,669	886,808
Retained earnings	280,246	229,437
Accumulated other comprehensive income	237	1,188

Total stockholders’ equity	1,190,152	1,117,433

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,544,334	$4,307,873

ITC HOLDINGS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six months ended
	June 30,
(in thousands)	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$84,998	$70,505
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization expense	46,440	44,682
Recognition of and refund and collection of revenue accruals and deferrals — including accrued interest	18,116	46,676
Deferred income tax expense	31,421	35,191
Allowance for equity funds used during construction	(7,609)	(6,578)
Other	7,554	5,937
Changes in assets and liabilities, exclusive of changes shown separately:
Accounts receivable	(16,036)	(13,911)
Inventory	2,537	(2,283)
Other current assets	(1,602)	(4,711)
Accounts payable	969	(1,410)
Accrued payroll	(5,143)	(3,421)
Accrued interest	304	5,420
Accrued taxes	10,292	5,996
Other current liabilities	(2,012)	681
Other non-current assets and liabilities, net	(2,444)	624

Net cash provided by operating activities	167,785	183,398

CASH FLOWS FROM INVESTING ACTIVITIES
Expenditures for property, plant and equipment	(228,028)	(162,585)
Proceeds from sale of securities	3,809	14,576
Purchases of securities	(7,160)	(14,587)
Other	578	(78)

Net cash used in investing activities	(230,801)	(162,674)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of long-term debt	—	90,000
Borrowings under revolving credit agreements	377,415	213,129
Repayments of revolving credit agreements	(308,775)	(279,985)
Issuance of common stock	15,025	1,165
Dividends on common stock	(34,189)	(32,121)
Refundable deposits from generators for transmission network upgrades	9,054	11,439
Repayment of refundable deposits from generators for transmission network upgrades	(4,876)	(16,778)
Other	(4,512)	(987)

Net cash provided by (used in) financing activities	49,142	(14,138)

NET (DECREASE)/INCREASE IN CASH AND CASH EQUIVALENTS	(13,874)	6,586

CASH AND CASH EQUIVALENTS — Beginning of period	95,109	74,853

CASH AND CASH EQUIVALENTS — End of period	$81,235	$81,439